Exhibit 5.1

[PEPPER HAMILTON LLP LETTERHEAD]

Hamilton Square

600 Fourteenth Street, N.W.

Washington, DC 20005-2004

202.220.1200

Fax 202.220.1665

January 22, 2007

NAVTEQ Corporation

222 Merchandise Mart

Suite 900

Chicago, IL 60654

Re:	Registration Statement on Form S-4
File No. 333-139536

Ladies and Gentlemen:

We have acted as counsel to NAVTEQ Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (file No. 333-139536) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the issuance by the Company of an aggregate of up to 4,300,00 shares (the “Shares”) of Common Stock, par value $0.001 per share, of the Company (“Company Common Stock”), pursuant to an Agreement and Plan of Merger, dated as of November 5, 2006 (the “Merger Agreement”), by and among the Company, NAVTEQ Holdings B.V. (“BV Sub”), NAVTEQ Holdings Delaware, Inc. (“Merger Sub”) and Traffic.com, Inc. (“Traffic.com”).

You have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission under the Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the Commission, (ii) the Merger Agreement included as an Annex to the proxy statement/prospectus forming part of the Registration Statement, (iii) the Company’s Certificate of Incorporation, as amended and/or restated to date, (iv) the Company’s By-Laws, as amended and/or restated to date, (v) the minutes of meetings of the stockholders, the Board of Directors and/or managers, as applicable, of the Company, BV Sub and Merger Sub, as provided to us by the Company, BV Sub and Merger Sub, and (vi) such other records, agreements, certificates of public officials, certificates of officers or other representatives of the Company, BV Sub, Merger Sub and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, BV Sub and Merger Sub, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, by all parties thereto other than the Company, BV Sub and Merger Sub and the execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, BV Sub and Merger Sub and others, and the disclosures made in the Registration Statement.

Based upon and subject to the foregoing, and assuming the due execution and delivery of certificates representing the Shares in the form examined by us, it is our opinion that the Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, upon issuance, delivery and payment therefor in the manner contemplated by the Merger Agreement and the Registration Statement, the Shares will be validly issued and will be fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the proxy statement/prospectus filed as part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP